UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CLOSED END FUND PROXY FACT SHEET FOR: CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

ANNUAL MEETING IMPORTANT DATES		ANNUAL MEETING LOCATION
Record Date	MARCH 8, 2013	CREDIT SUISSE ASSET MANAGEMENT, LLC
Mail Date	APRIL 3, 2013	ONE MADISON AVENUE, 9th FLOOR
Meeting Date	APRIL 26, 2013 @ 3:00 PM EDT	NEW YORK, NEW YORK 10010
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	CIK	Inbound Line	1-866-745-0271
Cusip Number	224916106	Website	www.credit-suisse.com/us

What are shareholders being asked to vote on?

1.              To elect two (2) Directors to serve until the 2016 Annual Meeting of Shareholders and one (1) Director to serve until the 2015 Annual Meeting of Shareholders:

1)             Enrique R. Arzac For a three-year term to expire at the 2016 Annual Meeting of Shareholders

2)             Terry F. Bovarnick For a three-year term to expire at the 2016 Annual Meeting of Shareholders

3)             John G. Popp For a two-year term to expire at the 2015 Annual Meeting of Shareholders

2.              To approve the amendment or elimination of certain of the Fund’s fundamental investment restrictions:

A.            To amend the fundamental investment restriction regarding diversification.

B.            To amend the fundamental investment restriction regarding borrowing.

C.            To amend the fundamental investment restriction regarding investing in commodities.

D.            To amend the fundamental investment restriction regarding lending.

E.             To amend the fundamental investment restriction regarding investing in real estate.

F.              To amend the fundamental investment restriction regarding concentration.

G.            To amend the fundamental investment restriction regarding the issuance of senior securities.

H.           To eliminate the fundamental investment restriction regarding investing in other investment companies.

I.                To eliminate the fundamental investment restriction regarding purchasing securities on margin.

J.                To eliminate the fundamental investment restriction regarding short sales.

K.           To eliminate the fundamental investment restriction regarding investing for the purpose of exercising control over management of a company.

L.             To eliminate the fundamental investment restriction regarding investing in restricted securities.

M.         To eliminate the fundamental investment restriction regarding investing in interests in oil, gas or other mineral exploration development programs.

N.            To eliminate the fundamental investment restriction regarding investing in securities denominated in a foreign currency.

O.            To eliminate the fundamental investment restriction regarding investing in non-dividend paying equity securities.

For Internal Distribution Only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS

PROPOSAL 1: To elect two (2) Directors for to serve until the 2016 Annual Meeting of Shareholders and one (1) Director to serve until the 2015 Annual Meeting of Shareholders.

NAME OF NOMINEE	CLASS	DIRECTOR SINCE	TERM EXPIRING	YEAR OF BIRTH
Enrique R. Arzac	III	1990	2016	1941
Terry F. Bovarnick	III	2006	2016	1958
John G. Popp	II	2013	2015	1956

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1

PROPOSAL 2: To approve the amendment or elimination of certain of the Fund’s fundamental investment restrictions

Why are shareholders being asked to approve the amendment or elimination of certain of the Fund’s fundamental investment restrictions?

Many of the Fund’s current restrictions unnecessarily limit the investment strategies available to Credit Suisse in managing the Fund’s assets. The Fund is required to have certain specific fundamental investment policies that can be changed only with shareholder approval. Some fundamental policies were adopted in the past by the Fund to reflect certain regulatory, business or industry conditions which are no longer in effect. In addition, certain of the Fund’s policies that remain required by law are more restrictive than the law requires. Shareholders are being asked to approve these proposals in order to provide Credit Suisse with greater flexibility in managing the Fund’s portfolio.

What is the purpose of amending or eliminating certain of the Fund’s fundamental investment restrictions?

These Proposals are intended to update the fundamental investment policies of the Fund by amending or eliminating certain fundamental investment policies. Changes to the Fund’s fundamental investment policies as proposed are intended to benefit the Fund and its shareholders in the following ways:

i.                  each of these changes is designed to provide the Fund with greater investment flexibility to pursue its investment objective and principal investment strategies and respond to a changing investment environment; and

ii.               by reducing to a minimum those policies that can be changed only by shareholder vote, the Fund in the future may be able to avoid the costs and delay associated with holding shareholder meetings to address issues relating to fundamental investment policies.

How will Proposal 2 affect the way the Funds are managed?

While Proposal 2 is intended to, among other things, provide Credit Suisse with greater flexibility in managing the Fund’s portfolio, the Fund would continue to be managed subject to the limitations imposed by the 1940 Act and the rules and interpretive guidance provided thereunder, as well as the Fund’s investment strategies, objective and policies.

What if shareholders do not approve one or more of these proposals?

If shareholders do not approve any Proposal, the current investment policy or policies contained in

For Internal Distribution Only

that Proposal will remain in effect.

Term: 1940 Act— refers to the Investment Company Act of 1940 which defines the rules and regulations applicable to registered investment companies.

A.            To amend the fundamental investment restriction regarding diversification.

What is the purpose of amending the fundamental investment restriction regarding diversification?

The Fund’s proposed investment restriction would directly tie the Fund’s policy to the 1940 Act definition of “diversified company” and would provide the Fund’s portfolio managers with the maximum flexibility permitted by the statutory definition of a diversified management investment company. Further, if the requirements for diversification under the 1940 Act were to change, the Fund would be able to take advantage of that change without seeking shareholder approval. No change is being made to the Fund’s designation as a diversified company. The Fund’s proposed investment restriction would state that the Fund may not “make any investment inconsistent with the Fund’s classification as a diversified company under the 1940 Act.”

B.            To amend the fundamental investment restriction regarding borrowing.

What is the purpose of amending the fundamental investment restriction regarding borrowing?

Currently, the Fund’s borrowing policy limits borrowings to those done as a temporary measure or for extraordinary or emergency purposes, but in no event in excess of 15% of total assets. The Fund’s proposed policy will permit the Fund to borrow in greater amounts and in situations and under circumstances in which it previously could not do so. The proposed policy will also permit the Fund to engage in trading practices and investments, such as reverse repurchase agreements, dollar rolls, options, futures, options on futures and forward contracts, which may be considered to be borrowings. In addition, short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will continue to not be considered to be borrowings under the proposed policy. The Fund’s proposed investment restriction would state that the Fund may not “borrow money, except to the extent permitted under the 1940 Act.”

C.            To amend the fundamental investment restriction regarding investing in commodities.

What is the purpose of amending the fundamental investment restriction regarding investing in commodities?

The Fund’s current fundamental investment restriction regarding commodities prohibits the Fund from investing in commodities or commodity contracts, except in limited circumstances. The proposed fundamental investment restriction permits the Fund to purchase and sell commodities and commodity contracts, such as futures and swaps, to the extent permitted by applicable law. Accordingly, the Fund will not be restricted by the proposed restriction from purchasing physical commodities and various commodity related derivative contracts. The Fund does not currently anticipate that its investment strategy with respect to investing in commodities or commodity contracts will change as a result of the change in fundamental policy. The Fund’s proposed

For Internal Distribution Only

investment restriction would state that the Fund may not “purchase or sell commodities or commodity contracts, except to the extent permitted by applicable law.”

Term: Commodities — A commodity is any good exchanged during commerce, which includes goods traded on a commodity exchange.

D.            To amend the fundamental investment restriction regarding lending.

What is the purpose of amending the fundamental investment restriction regarding lending?

The 1940 Act does not prohibit a fund from making loans; however, SEC staff interpretations currently prohibit funds from lending more than one-third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements. The proposed restriction will permit the Fund to engage in securities lending, enter into repurchase agreements, acquire debt and other securities, to the extent deemed lending, and allow the Fund to lend money and other assets, in each case to the fullest extent permitted by the 1940 Act. It is not currently anticipated that the Fund would engage in forms of lending in addition to its current lending practices

E.            To amend the fundamental investment restriction regarding investing in real estate.

What is the purpose of amending the fundamental investment restriction regarding investing in real estate?

Under its current investment restriction, the Fund may not “purchase real estate, although the Fund may purchase or sell securities of companies which deal in real estate or interests therein.”  As a general rule, the Fund currently does not intend to purchase or sell real estate. However, the Fund wishes to preserve the flexibility to invest in real estate, as well as real estate related companies and companies whose business consists in whole or in part of investing in real estate, to the fullest extent permitted by the 1940 Act, consistent with its investment program. The Fund’s proposed investment restriction would state that the Fund may not “purchase or sell real estate, except as permitted by the 1940 Act.”

F.             To amend the fundamental investment restriction regarding concentration.

What is the purpose of amending the fundamental investment restriction concentration?

Under its current investment restriction, the Fund may not “invest 25% or more of its total assets, at market value, in any one industry.” While the 1940 Act does not define what constitutes “concentration” in an industry, the SEC has taken the position that investment of 25% or more of a fund’s total assets in one or more issuers conducting their principal activities in the same industry constitutes concentration. It is possible that interpretations of concentration could change in the future. The Fund’s proposed investment restriction would state that the Fund may not “make any investment if, as a result, the Fund’s investments will be concentrated in any one industry.” The proposed investment restriction does not contain a stated percentage limitation and will be interpreted to refer to concentration as it may be determined from time to time.

For Internal Distribution Only

G.           To amend the fundamental investment restriction regarding the issuance of senior securities.

What is the purpose of amending the fundamental investment restriction regarding the issuance of senior securities?

Under its current investment restriction, the Fund may not “issue senior securities.” The 1940 Act generally limits closed-end funds from issuing senior securities; however closed-end funds are permitted to engage in certain types of transactions that might be considered “senior securities” as long as certain conditions are satisfied. The Fund may utilize transactions that may be considered to give rise to “senior securities” only in accordance with applicable regulatory requirements under the 1940 Act. The Fund’s proposed investment restriction would state that the Fund may not “issue senior securities, except as permitted by the 1940 Act.”

Term:  Senior Security - A security that ranks above another security in the event of the company’s bankruptcy or liquidation.

H.           To eliminate the fundamental investment restriction regarding investing in other investment companies.

What is the purpose of eliminating the fundamental investment restriction regarding investing in other investment companies?

Under its current investment restriction, the Fund may not “purchase shares of other investment companies except as part of a plan of reorganization, merger, consolidation or an offer of exchange.” The Fund’s fundamental investment restriction regarding investing in other investment companies was based on requirements no longer applicable to closed-end funds. Moreover, in the absence of this policy, the Fund is still subject to the limitations on investments in other investment companies imposed on all closed-end funds under Section 12(d) of the 1940 Act. Eliminating this fundamental investment restriction will provide the Fund with additional investment flexibility to engage in otherwise permissible activities to the extent permissible under the 1940 Act.

I.                To eliminate the fundamental investment restriction regarding purchasing securities on margin.

What is the purpose of eliminating the fundamental investment restriction regarding purchasing securities on margin?

Under its current investment restriction, the Fund may not “purchase securities on margin, except that it may make margin payments in connection with transactions in futures contracts and related options.” The Fund’s fundamental investment restriction restricting margin activities was based on requirements no longer applicable to closed-end funds and, therefore, may be eliminated from the Fund’s fundamental investment restrictions which will provide the Fund with additional investment flexibility to engage in otherwise permissible activities to the extent provided by the 1940 Act and stock exchange and other rules.

For Internal Distribution Only

Term: Margin (Buying Stock on Margin) - Margin is when a Fund borrows money to purchase securities.

J.              To eliminate the fundamental investment restriction regarding short sales.

What is the purpose of eliminating the fundamental investment restriction regarding short sales?

Under its current investment restriction, the Fund may not “sell securities short unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable for, without payment of any further consideration, securities of the same issue as, and equal in amount to, the securities sold short, and unless not more than 5% of the value of the Fund’s net assets are held as collateral for such sales at any one time.” Funds are not required to have a fundamental policy about engaging in short sales under the 1940 Act. The Fund believes this fundamental policy is unduly restrictive and elimination of this policy will afford the Fund greater investment flexibility. It is not anticipated that the elimination of the fundamental restriction regarding short sales will change the Fund’s portfolio managers’ strategies with respect to short sales.

Term: Short Sales - A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale.

K.           To eliminate the fundamental investment restriction regarding investing for the purpose of exercising control over management of a company.

What is the purpose of eliminating the fundamental investment restriction regarding investing for the purpose of exercising control over management of a company?

Under its current investment restriction, the Fund may not “invest for the purpose of exercising control over the management of a company.” There is no requirement under the 1940 Act that the Fund have a fundamental restriction on investing for the purpose of exercising control over the management of a company. The fundamental restriction was derived from state laws that have been preempted by the federal securities laws. In order to maximize the Fund’s investment flexibility, this restriction is proposed to be eliminated.

L.            To eliminate the fundamental investment restriction regarding investing in restricted securities.

What is the purpose of eliminating the fundamental investment restriction regarding investing in restricted securities?

Under its current investment restriction, the Fund may not “invest more than 10% of the value of its total assets in securities subject to legal or contractual restrictions on resale or in securities which are not readily marketable, including repurchase agreements having maturities of more than 7 days and restricted and illiquid securities.” This restriction is unnecessary for closed-end funds and was derived at least in part from past state laws that have been preempted by the federal securities

For Internal Distribution Only

laws. Accordingly, it is proposed that this investment restriction be eliminated in order to permit the Fund to invest in these securities without limit.

M.         To eliminate the fundamental investment restriction regarding investing in interests in oil, gas or other mineral exploration development programs.

What is the purpose of eliminating the fundamental investment restriction regarding investing in oil, gas or other mineral exploration development programs?

Under its current investment restriction, the Fund may not “invest directly in interests in oil, gas or other mineral exploration development programs.” The Fund’s fundamental investment restriction regarding investing in interests in oil, gas or other mineral exploration development programs was based on requirements no longer applicable to closed-end funds. Therefore, eliminating this fundamental investment restriction will provide the Fund with additional investment flexibility to engage in otherwise permissible activities. However, the Fund does not currently intend to invest in oil, gas or other mineral exploration development programs.

N.            To eliminate the fundamental investment restriction regarding investing in securities denominated in a foreign currency.

What is the purpose of eliminating the fundamental investment restriction regarding investing in securities denominated in a foreign currency?

Under its current investment restriction, the Fund may not “invest in the aggregate more than 5% of the value of its total assets in securities denominated in a currency other than the United States dollar.” There is no requirement under the 1940 Act or other applicable law that an investment company have a fundamental investment restriction on investing in securities denominated in a foreign currency. In order to maximize the Fund’s investment flexibility, this restriction is proposed to be eliminated. The Fund has no intention of exercising the expanded authority permitted by this proposed change without prior Board approval and, if a material change, notice to shareholders.

O.           To eliminate the fundamental investment restriction regarding investing in non-dividend paying equity securities.

What is the purpose of eliminating the fundamental investment restriction regarding investing in non-dividend paying equity securities?

Under its current investment restriction, the Fund may not “invest in non-dividend paying equity securities if after such investment, total non-dividend paying equity securities would comprise more than 15% of the Fund’s total assets.” There is no requirement under the 1940 Act or other applicable law that an investment company have a fundamental investment restriction on investing in non-dividend paying equity securities. In order to maximize the Fund’s investment flexibility, this

For Internal Distribution Only

restriction is proposed to be eliminated. The Fund has no intention of exercising the expanded authority permitted by this proposed change without prior Board approval and, if a material change, notice to shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2A - 20

Is there a number to contact the Fund regarding non-proxy related questions?

Yes. The Fund can be reach at 1-800-293-1232.

What was included in the proxy package?

Included in the proxy package were a Notice of Annual Meeting, Proxy Statement and a Proxy Ballot.

VOTING METHODS

PHONE:

To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card.  Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

PROXY MATERIALS AVAILABLE ONLINE AT:   www.proxyonline.us

For Internal Distribution Only